                                                                   EXHIBIT 10.23

                  UNSECURED ENVIRONMENTAL INDEMNITY AGREEMENT


     This Unsecured Environmental Indemnity Agreement is entered into as of August 3, 1994, by Citadel Realty, Inc., a Delaware corporation ("Borrower" or "Indemnitor"), in favor of Fidelity Federal Bank, a Federal Savings Bank ("Lender"), with reference to the following facts:

     A. Lender has or will loan Borrower an amount of up to $4,450,000, which Loan is evidenced by a Promissory Note ("Note") of even date. Repayment of the Loan is secured by a Deed of Trust, Assignment of Leases, Rents and Proceeds, Security Agreement and Fixture Filing of even date herewith (the "Deed of Trust") executed by Borrower as trustor, in favor of Lender, as beneficiary, encumbering certain real and other property (referred to in the Deed of Trust and herein as the "Premises").

     B. As a condition to making the Loan, Lender requires Indemnitor, to the extent required herein, to defend, indemnify and hold harmless Lender from any Environmental Claim, or Requirement of Environmental Law, or the violation of any Environmental Permit, or the release and discharge of Hazardous Materials, as these terms are defined below, which is related to the Premises. Lender would not make the Loan without this Agreement and Indemnitor acknowledges and understands that this Agreement is a material inducement for Lender's agreement to make the Loan. This Indemnity Agreement is not intended to be, nor shall it be, secured by the Deed of Trust and it is not intended to secure repayment of any amounts due upon the Note or otherwise due to Lender under any document or instrument evidencing or securing the Loan.

     NOW THEREFORE, Indemnitor agrees as follows:

     1.   Indemnification.
          ---------------

          (a) Indemnitor shall defend, indemnify, and hold harmless Lender, its assigns and their respective officers, directors, shareholders, and employees and their respective heirs, legal representatives, successors, and assigns (Lender and all such other persons and entities being referred to herein individually as an "Indemnitee" and collectively as "Indemnitees") from and against all liabilities, losses, costs, damages, expenses or claims, including, but not limited to, remedial, removal, response, abatement, cleanup, legal, investigative, and monitoring costs and other related costs, expenses, losses, damages, penalties, fines, liabilities, obligations, defenses, judgments, suits, proceedings, and disbursements (including, without limitation, reasonable attorneys' and experts' fees and disbursements) of any kind or of any nature whatsoever, which may at any time be imposed upon any Indemnitee, incurred by an Indemnitee, or arise (directly or indirectly): (i) from Requirements of Environmental Law as applied with respect to the Premises, (ii) with respect to

               Environmental Claims related to the Premises, (iii) from the failure of Borrower, or any other party directly or indirectly connected with the Premises, from and after the date hereof to obtain, maintain, or comply with any Environmental Permit relating to the Premises; and/or (iv) otherwise from the presence or existence of Hazardous Materials on the Premises which Occur from and after the date hereof, including all consequential damages.

          (b) In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") is reasonably necessary under any applicable local, state or federal law or regulation, any judicial order, or by any governmental or nongovernmental entity or person because of, or in connection with, the presence or suspected presence, release or suspected release, in each case which Occurs from and after the date hereof, of Hazardous Materials in or into the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Premises (or any portion thereof), Indemnitor shall within thirty (30) days after written demand for performance thereof by Indemnitees (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), commence to perform, or cause to be commenced, and thereafter diligently prosecuted to completion, all such Remedial Work. Notwithstanding the foregoing, Indemnitor may contest in good faith the obligation to perform Remedial Work as long as such contest does not subject the Premises to any lien or forfeiture or otherwise further subject the Premises to further material contamination as a result of the release of additional Hazardous Materials or create a substantial risk to persons or property. All Remedial Work shall be performed by one or more contractors, approved in advance in writing by Lender, and under the supervision of a consulting engineer approved in advance in writing by Lender, which approvals in both cases shall not be unreasonably withheld. All costs and expenses of such Remedial Work shall be paid by indemnitor including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and the reasonable attorneys' fees and costs incurred by Indemnitees in connection with monitoring or review of such Remedial Work. In the event Indemnitor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Indemnitees may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become an Environmental Claim hereunder.

          (c) Anything to the contrary set forth in this Agreement, in the Deed of Trust, or elsewhere notwithstanding, except to the extent the release or discharge of any Hazardous Materials is the proximate result of the acts or omissions of Indemnitor or its agents or employees, Indemnitor shall not be required to defend, indemnify or hold Lender harmless for any Environmental Claim which are the result of a release of Hazardous Materials in or into the air, soil, groundwater, surface water or soil vapor at, on, under or within the Premises which Occurs after Lender (or its nominee or agent) acquires possession of the Premises or title to the Premises, provided that Lender (or such nominee or agent) knew or should have known that such release of Hazardous Materials was occurring and could have, by the exercise of reasonable good faith efforts, prevented such release, or which occurs as a proximate result of Lender's (or such nominee's or agent's) acts or omissions (i) during such possession or (ii) after Lender acquires title to the Premises. If Lender shall take temporary possession of the Premises and thereafter return such possession to Borrower, the provisions of this Agreement shall continue in full force and effect with respect to any release or discharge of Hazardous Materials occurring after Borrower retakes possession of the Premises.

          (d) This Agreement is solely intended to protect Lender from the matters set forth in the preceding paragraphs 1(a) and 1(b) and is not intended to secure payment of amounts due to Lender under the Deed of Trust. This Agreement is not intended to be, nor shall it be, secured by the Deed of Trust or any other document which secures the Loan (collectively, the "Loan Documents").

          (e) This Agreement, and all rights and obligations hereunder, shall survive performance and repayment of the obligations evidenced by and arising under the Loan Documents, reconveyance of the Deed of Trust, release of other security provided in connection with the Loan, trustee's sale or foreclosure under the Deed of Trust and/or any of the other Loan Documents (whether by deed or other assignment in lieu of foreclosure, or otherwise), acquisition of the Premises by Lender, and transfer of all of Lender's rights in the Loan, the Loan Documents, and the Premises.

          (f) Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights and remedies, including without limitation, the right to contribution, which Lender may have against Borrower or any other party under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") (codified at Title 42 U.S.C. Sections 9601 et seq.), as it may be amended from time to time, or any other applicable Federal or state laws.

     2.   Definitions.  For purposes of this Agreement, the following terms
          -----------
shall have the following meanings:

          (a) "Environmental Claim" shall include, but not be limited to, any claim, demand, action, suit, loss, cost, damage, fine, penalty, expense, liability, judgment, proceeding, or injury, whether threatened, sought, brought, or imposed, that seeks to impose costs or liabilities for (i) noise emanating from the Premises;
               (ii) pollution or contamination of the air, surface water, ground water, or land; (iii) solid, gaseous, or liquid waste generation, handling, treatment, storage, disposal, or transportation; (iv) exposure to Hazardous Materials; (v) the manufacture, processing, distribution in commerce, use, or storage of Hazardous Materials;
               (vi) injury to or death of any person or persons directly or indirectly connected with Hazardous Materials and directly or indirectly related to the Premises; (vii) destruction or contamination of any property directly or indirectly connected with Hazardous Materials and directly or indirectly related to the Premises; or (viii) any and all penalties directly or indirectly connected with Hazardous Materials and directly or indirectly related to the Premises, in each case which Occur during the period of Indemnitor's ownership of the Premises. The term "Environmental Claim" also includes associated (i) costs of removal of any and all Hazardous Materials from all or any portion of the Premises, (ii) costs required to take necessary precautions to protect against the release of Hazardous Materials on, in, under, or affecting the Premises into the air, surface water, ground water, land, any public domain, or any surrounding areas, and (iii) costs incurred to comply, in connection with all or any portion of the Premises or any surrounding areas, with all applicable laws with respect to Hazardous Materials, including any such laws applicable to the work referred to in this sentence. "Environmental Claim" also means any asserted or actual breach or violation of any Requirements of Environmental Law, or any event, occurrence, or condition which Occurs during the period of Indemnitor's ownership of the Premises, as a consequence of which, pursuant to any Requirements of Environmental Law, (i) Borrower, Lender, or any owner, occupant, or person having any interest in the Premises shall be liable or suffer any disability, or (ii) the Premises shall be subject to any restriction on use, ownership, transferability, or (iii) any remedial work shall be required.

          (b) "Environmental Permit" means any permit, license, approval, or other authorization with respect to any activities, operations, or businesses conducted on or in relation to the Premises under any applicable law, regulation, or other subdivision or jurisdiction related to pollution or protection of health or the environment, including laws, regulations, or other requirements relating to emissions, discharges, or releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transportation, or handling of Hazardous Materials directly or indirectly related to the Premises.


          (c)  "Hazardous Materials" shall include without limitation: (i)
               those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances", or "hazardous waste" in CERCLA, the Resource Conservation and Recovery Act of 1987, as amended ("RCRA"), and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated pursuant to said laws; (ii) those substances defined as "special wastes" in A.R.S. (s)49-851, et seq.; (iii) those substances listed in the United States
               -- ---
               Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (v) any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to
               Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (E) flammable explosives; or (F) radioactive materials; and (vi) such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

          (d) "Occur" means that the event or matter was caused by actions or omissions which are first taken, or omitted to be taken, or in the case of Hazardous Materials are first discharged or released, or in the case of a violation of Requirements of Environmental Law first happen, in each case on or after the date hereof, except that with respect to any of such items or matters which occur before the date hereof, Occur shall include any increase in the discharge or release, or violation, or the costs of Remedial Work which are caused by the failure of Borrower to take any actions required by this Agreement or Requirements of Environmental Law.

          (e) "Requirements of Environmental Law" means all requirements of environmental or ecological laws or regulations related to the Premises, including all requirements imposed by any law, rule, order, or regulation of any federal, state or local executive, legislative, judicial, regulatory, or administrative agency, board, or authority, which relate to (i) noise; (ii) pollution or protection of the air, surface water, ground water, or land;
               (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; (iv) exposure to Hazardous Materials; or (v) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

3.        Notice of Actions.
          -----------------

          (a) Upon becoming aware of the following, Borrower shall give prompt written notice to Lender of: (i) any proceeding, inquiry, notice, or other communication by or from any governmental authority, including, without limitation, the Arizona Department of Environmental Quality and the Environmental Protection Agency, to Indemnitor regarding the presence or existence of any Hazardous Material on, under, or about the Premises or any migration thereof from or to the Premises or any actual or alleged Violation of Environmental Law; (ii) all Environmental Claims and any other claims made or threatened against Borrower or the Premises relating to any loss or injury resulting from or pertaining to any Hazardous Material or any alleged breach or violation of any Requirements of Environmental Law; (iii) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that might reasonably cause the Premises or any part thereof to be subject to any restrictions on ownership, occupancy, transferability, or use, or subject the owner or any person having any interest in the Premises to any liability, penalty, or disability under any Environmental Law; and (iv) Borrower's receipt of any notice or discovery of any information regarding any actual or alleged use, production, storage, spillage, seepage, release, discharge, disposal or any other presence or existence of any Hazardous Material on, under, or about the Premises, or any alleged breach or violation of any Requirements of Environmental Law pertaining to Borrower or the Premises. With respect to the obligations of this subsection, Borrower has expressly informed Lender regarding the nearby real property that is the subject of the Complaint and Consent Decree entered May 25, 1994 in Arizona v. Bank One, Civ.
                                                      -------    --------

               No. 94-0082 PHX PGR (D. Ariz., filed January 11, 1994).

          (b) Promptly upon receipt of the same, Borrower shall deliver to Lender copies of any and all Environmental Claims, and any and all orders, notices, permits, applications, reports, and other communications, documents, and instruments pertaining to the actual, alleged, or potential presence or existence of any Hazardous Material on, under, or about the Premises. With respect to the obligations of this subsection and the lawsuit mentioned above, Borrower has furnished such information to the extent requested by Lender, and Borrower is under no further obligation unless Lender requests additional information.

          (c) If Lender reasonably believes that Borrower is not adequately protecting Lender's interest in such action, Lender shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions in connection with the Premises involving any Environmental Claim, any Hazardous Material or any Requirements of Environmental Law, and to the extent that Borrower is otherwise obligated to indemnify Lender hereunder, Borrower shall also reimburse Lender upon demand for all of Lender's costs and expenses in connection therewith, including attorneys' fees.

4.        Procedures Relating to Indemnification.
          --------------------------------------

          (a)  To the extent of any matter or matters arising under or within
               Section 1 above which are Indemnitor's responsibility, Indemnitor shall at its own cost, expense, and risk: (i) defend all suits, actions, or other legal or administrative proceedings that may be brought or instituted against an Indemnitee or Indemnitees, as the case may be, on; (ii) pay in or satisfy any judgment or decree that may be recorded against an Indemnitee or Indemnitees, as the case may be, in any such suit, action, or other legal or administrative proceedings; (iii) reimburse Indemnitee or Indemnitees, as the case may be, for the cost of, or for any payment made by any of them, with respect to any reasonable expenses incurred in connection with the Hazardous Materials undertaken as a result of any demands, causes of actions, lawsuits, proceedings, or any other claims threatened, made, or brought against any Indemnitee or Indemnitees, as the case may be, arising out of the obligations of Indemnitor under this Agreement; and (iv) reimburse Indemnitee or Indemnitees, as the case may be, for any and all expenses, including, but not limited to, all legal expenses arising out of or attributable to, the above acts or in connection with enforcing the rights of Indemnitees under this Agreement or in monitoring and participating in any action, proceeding, or litigation.

          (b) Counsel selected by Indemnitor pursuant to Section 4(a) above shall be subject to the reasonable approval of the Indemnitee or Indemnitees, as the case may be, asserting a claim hereunder; provided, however, that Indemnitee or Indemnitees, as the case may be, may elect to defend any such claim, lawsuit, action, legal or administrative proceeding at the cost and expense of Indemnitor, if, in the reasonable judgment of the Indemnitee or Indemnitees, as the case may be, (i) the defense is not proceeding or being conducted in a satisfactory manner, or (ii) there is a conflict of interest between any of the Indemnitor and any Indemnitees.

          (c) Notwithstanding anything in this Agreement to the contrary, Indemnitor shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed),
               (i) settle or compromise any action, suit, proceeding, or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Lender of a written release of Lender (in form, scope and substance reasonably satisfactory to Lender in its discretion) from all liability in respect of such action, suit, or proceeding; or (ii) settle or compromise any action, suit, proceeding, or claim in any manner that may materially and adversely affect Lender as determined by Lender in its reasonable discretion. In any circumstances in which this indemnity applies, Lender may employ its own legal counsel and consultants to prosecute, negotiate, or defend any such claim, action, or cause of action, and Lender shall have the right to compromise or settle the same in good faith without the necessity of showing actual lability therefor, and without the consent of Indemnitor. In any circumstances where this indemnity applies, Indemnitor shall reimburse Lender upon demand for all costs and expenses incurred by Lender, including the amount of all costs of settlements entered into in good faith, and the fees and other costs and expenses of such attorneys and consultants.

     5.  Binding Effect. This Agreement shall be binding upon and to the benefit
         --------------
of Indemnitor and Indemnitees and their respective successors and assigns, including as to Lender, without limitation, any affiliate of Lender which acquires all or part of the Premises by any sale, assignment or foreclosure under the Deed of Trust, by deed or other assignment in lieu of foreclosure, or otherwise.

     6.  Limitation of Liability of Indemnitees. Notwithstanding any ownership
         --------------------------------------
by any Indemnitee at any time of all or any portion of the Premises, in no event shall any Indemnitee (including any successor or assign as holder of the Note) be bound by any obligations or liabilities of any of the Indemnitor.

     7.  Liability of Indemnitor. The liability of Indemnitor under this
         -----------------------
Agreement shall in no way be limited or impaired by, any amendment or modification or the provisions of the Loan Documents to or with Lender by Borrower or any person who succeeds Borrower as owner of the Premises. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by any of the Loan Documents; (ii) any sale, assignment, or foreclosure of the Note or Deed of Trust or any sale or transfer of all or part of the Premises; (iii) any exculpatory provision in any of the Loan Documents or any statute limiting Lender's recourse to property encumbered by the Deed of Trust or to any other security, or limiting Lender's rights to a deficiency judgment against Borrower;
(iv) the accuracy or inaccuracy of the representations and warranties made by Borrower under any of the Loan Documents; (v) the release of Borrower or any other person or entity from performance or observance of any of the agreements, covenants, terms, or conditions contained in any of the Loan Documents by operation of law, Lender's voluntary act, or otherwise; (vi) the release or substitution in whole or in part of any security for the obligations of Borrower under the Loan Documents; or (vii) Lender's failure to record the Deed of Trust or file any UCC financing statements (or Lender's improper recording or filing of any thereof) or to otherwise perfect, protect, secure, or insure any security interest or lien given as security for the repayment of obligations under the Loan Documents; and, in any such case, whether with or without notice to Borrower and with or without consideration.

     8.   Waiver.  Indemnitor waives any right or claim of right to cause a
          ------
marshalling of the assets of Indemnitor or to cause Lender to proceed against any of the security for the Loan Documents before proceeding under this Agreement against Indemnitor or to proceed against Indemnitor in any particular order. Indemnitor agrees that any payments required to be made hereunder shall become due on demand. Indemnitor expressly waives and relinquishes all rights and remedies accorded by applicable law to Indemnitor or guarantors, except any rights of subrogation that Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever that may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts of Lender, including, without limitation, a trustee's sale or foreclosure sale under the Deed of Trust. Indemnitor hereby agrees to postpone the exercise of any and all rights of subrogation to the rights of Lender against Indemnitor hereunder and any rights of subrogation to any collateral securing the Loan until the Loan shall have been paid in full.

     9.   Delay.  No delay on Lender's part in exercising any right, power, or
          -----
privilege under any of the Loan Documents shall operate as a waiver of any such privilege, power, or right.

     10.  Execution.  This Agreement may be executed in one or more
          ---------
counterparts, each of which shall be deemed as original.

     11.  Notices.
          -------

          (a) All notices, consents, approvals, elections and other communications (collectively "Notices") hereunder shall be in writing (whether or not the other provisions of this Agreement expressly so provide) and shall be deemed to have been duly given if mailed by United States or Canadian registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or courier service to the parties at the following addresses (or at such other addresses as shall be given in writing by any party to the others pursuant to this Section) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such Express Mail or courier service;

               To Indemnitor:    Citadel Realty, Inc.
                                 600 North Brand Boulevard
                                 Glendale, California 91209

               To Lender:        Fidelity Federal Bank
                                 600 North Brand Boulevard
                                 P. O. Box 1631
                                 Glendale, California 91209

          (b) In the event of any strike or occurrence of another similar event which interrupts mail service, notices may be served personally upon an individual, trustee, partner, or an officer or director of a corporation which is or is part of the party being served hereunder (all at the address set forth in this Section).

     12.  Attorney's Fees.  In the event that Indemnitor or any Indemnitee
          ---------------
brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes.

     13.  Successive Actions.  A separate right of action hereunder shall arise
          ------------------
each time Lender acquires knowledge of any matter described in Sections 1 or 3 hereof. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Borrower hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

     14.  Partial Invalidity.  If any provision of this shall be determined to
          ------------------
be unenforceable in any circumstances by any court of competent jurisdiction, then the balance of this Agreement nevertheless shall be enforceable, and the subject provision shall be enforceable in all other circumstances.

     15.  Interest on Unpaid Amounts.  All amounts required to be paid or
          --------------------------
reimbursed to any Indemnitee hereunder shall bear interest from the date of expenditure by such Indemnitee or the date of written demand to any Indemnitor hereunder, whichever is earlier, until paid to Indemnitee(s). The interest rate shall be equal to the Default Rate of interest set forth in the Note.

     16.  Governing Law.  This Agreement and the rights and obligations of the
          -------------
parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Arizona.

     IN WITNESS WHEREOF, Indemnitor has executed this Unsecured Indemnity Agreement as of the date set forth above.



                                                    BORROWER:

                                                    CITADEL REALTY, INC.,
                                                    a Delaware corporation

                                                    By:  /s/ Steve Wesson
                                                       -------------------------
                                                       Its:      President
                                                           ---------------------